Exhibit 4.1

AMENDMENT

TO

GLOBAL AXCESS

LOAN AND SECURITY AGREEMENTS

THIS AMENDMENT TO GLOBAL AXCESS LOAN AND SECURITY AGREEMENTS (this “Amendment”), is entered into as of January 1, 2012 by and between: GLOBAL AXCESS CORP., a Nevada corporation (“Global”); NATIONWIDE MONEY SERVICES, INC., a Nevada corporation (“NMS”); NATIONWIDE NTERTAINMENT SERVICES, INC., a Nevada corporation (“NNS”); EFT INTEGRATION, INC., a Florida corporation (“EFT”; Global, NMS, NNS and EFT being hereafter referred to individually, collectively, jointly and severally as the “Borrowers”); and FIFTH THIRD BANK, an Ohio Banking corporation (the “Bank”).

WITNESSETH:

A.           Borrowers and Bank have previously entered into that certain Loan and Security Agreement dated as of June 18, 2010 (the “Original Agreement”), as amended by that certain First Amendment to Loan and Security Agreement dated December 17, 2010 (the “First Amendment”) and that certain Second Amendment to Loan and Security Agreement dated as of January 6, 2012 (the “Second Amendment”), as the same may be further amended from time to time.

B.           Pursuant to the Original Agreement, Borrowers executed and delivered that certain Term Note in the principal amount of FIVE MILLION AND NO/100THS DOLLARS ($5,000,000) dated June 18, 2010 (as the same may be amended, modified, restated and/or replaced from time to time, the “Term Note”).

C.           Pursuant to the First Amendment, the Bank granted an additional draw loan credit facility to Borrowers in the amount of One Million Six Hundred Fifty Thousand Dollar ($1,650,000) for the purpose of assisting Borrowers to purchase additional assets and customer contracts.

D.           Pursuant to the Second Amendment, the Bank and Borrowers extended the Maturity Date of the Term Note to December 18, 2014 and replaced the interest and principal payment schedule pursuant to a revised Schedule 2.2(b) to the Original Agreement. A copy of the revised Schedule 2.2(b) is attached hereto.

E.           Subsequently, at the request of the Borrowers, the Bank extended further draw loan credit facilities to Borrowers pursuant to those certain Global Axcess 2011 Loan and Security Agreements A, B and C, respectively dated September 28, 2011, November 23, 2011, and December 28, 2011 (the “2011 Agreements”) each of which contained a Liquidity Covenant in Section 10.3 thereof requiring the Borrowers to collectively maintain an average balance of at least $1,200,000 of Unencumbered Liquid Assets, as measured quarterly.

F.           As of the quarter ending December 31, 2011, Borrowers have requested the Bank to amend the Liquidity Covenant with respect to the 2011 Agreements by reducing such amount to $850,000 through the quarter ending September 30, 2012, after which the Liquidity Covenant will automatically increase for the remaining term of the 2011 Agreements to $1,200,000.

G.           The Bank is willing to agree to such amendment, provided that Borrower agree, that the June 18, 2010 Original Agreement be further amended to include the same Liquidity Covenant as contained in the 2011 Agreements, as amended, from and after the date hereof.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed that the Original Agreement, as amended, and the 2011 Agreements, be, and they hereby are, amended as follows:

1.          Capitalized Terms. Capitalized terms not otherwise defined herein shall continue to have the meanings given them in the Original Agreement or the 2011 Agreements.

2.          Amendment to the Original Agreement and to the 2011 Agreements. Effective as of January 1, 2012, the Original Agreement, as amended, and the 2011 Agreements are hereby amended as follows:

a.           Section 10.3 Liquidity Covenant — The 2011 Agreements are hereby amended by deleting and substituting in lieu thereof, the following:

10.3 Liquidity Covenant. To induce Bank to enter into this Agreement, and as a condition thereof, Borrowers hereby covenant and agree with the Bank that, so long as any Loan (or any portion thereof) remains outstanding, the Borrowers shall collectively maintain an average balance of at least Eight Hundred Fifty Thousand & 00/100 Dollars ($850,000) of Unencumbered Liquid Assets, as measured quarterly, beginning January 1, 2012 and continuing through the quarter ending September 30, 2012, at which time the required average balance shall revert to One Million Two Hundred Thousand & 00/100 Dollars ($1,200,000).

b.           The Liquidity Covenant, as stated in Section 2a, above, shall be, and hereby is added as Section 10.4 to the Original Agreement, effective as of the date hereof.

3.          Amendments to Other Loan Documents. All other Loan Documents shall be deemed modified as necessary to be consistent with the amendment to the Original Agreement and to the 2011 Agreements. Borrower affirms and acknowledges that this Amendment, shall be a deemed a “Loan Document” for all purposes of the Original Agreement and the other Loan Documents thereunder.

4.          Representations and Warranties of the Borrowers. Each Borrower, on its own behalf and with respect to said Borrower (as applicable), hereby represents and warrants:

a.           Each of the Original Agreement, the 2011 Agreements, this Amendment, the Notes and all other Loan Documents constitute legal, valid and binding joint and several obligations of Borrowers and are enforceable against Borrowers in accordance with their terms;

b.           there is no Event of Default under the Original Agreement, the 2011 Agreements, or under any of the other Loan Documents, nor does any circumstance or event exist which, with the giving of notice or the passage of time, or both, would constitute an Event of Default thereunder; and

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c.           Borrower’s representations and warranties in the Original Agreement and in the 2011 Agreements are and remain true and correct as of the date of this Amendment (except for those representations and warranties which were given in the Loan Agreement or in the 2011 Agreements as of a specified date, which Borrower hereby represents remains true and correct as of said date).

5.          Conditions Precedent. The effectiveness of this Amendment and all obligations and waivers of the Bank hereunder, are subject to the satisfaction of the following:

a.           Borrowers shall have executed and delivered each of the following:

i.            This Amendment; and

ii.           Such other certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other documents which the Bank shall require.

b.           The representations and warranties of the Borrowers set forth in Section 5 above shall be true and correct in all material respects at and as of the date hereof.

6.          Original Agreement, 2011 Agreements and Other Loan Documents (hereinafter, collectively the “Loan Documents”) in Full Force and Effect. Each of the parties hereby expressly acknowledges and agrees that:

a.           Except as specifically modified hereby, all terms and provisions of the Loan Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect.

b.           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Bank under the Loan Documents, nor constitute a waiver of any provision of the Loan Documents;

c.           The liens evidenced by the Loan Documents shall in no way be deemed to have been subordinated, released, modified, terminated, or otherwise effected by this Amendment;

d.           The liens created by the Loan Documents shall continue in full force and effect, shall have the same validity, priority and effect that they had immediately prior to the execution of this Amendment (and the other documents and instruments executed and delivered pursuant to this Amendment, if any), and shall survive (without interruption) and not be merged into the execution and delivery of this Amendment (or any of the other documents and instruments to be executed pursuant to this Amendment, if any);

e.           All covenants of Borrowers in this Amendment shall be deemed to be covenants of Borrowers under the Loan Documents (as applicable), and all representations and warranties of Borrowers in this Amendment shall be deemed to be representations and warranties of Borrowers under the Loan Agreement and the other Loan Documents (as applicable).

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7.          Acknowledgement, Release and Hold Harmless. Each Borrower, on its own behalf and with respect to said Borrower, hereby acknowledges and agrees that the Bank has fulfilled any and all of its obligations under the Loan Documents to date, including without limitation any and all obligations with respect to the Note. Each Borrower, on its own behalf and with respect to said Borrower, also hereby releases and holds the Bank harmless from and against any and all claims, actions, lawsuits, damages, costs and expenses whatsoever which any of the Borrowers may have had or currently may have against the Bank in connection with or related to the Loan Documents.

8.          Costs and Expenses; Fees. Borrowers shall jointly and severally be responsible for any and all costs, expenses, fees, charges, taxes (other than taxes on the income of Bank), of whatever kind and nature, incurred by Bank in connection with the transactions provided for in this Amendment, including, without limitation, attorneys’ fees and costs and recording fees.

9.          Attorneys’ Fees; Enforcement. Each Borrower hereby acknowledges and agrees that Bank may hire or pay someone else to help enforce this Amendment or any of the other Loan Documents. Each Borrower hereby further acknowledges and agrees the Borrowers, jointly and severally, shall pay on demand all reasonable costs and expenses of every kind incurred by Bank in enforcing this Amendment or any of the other Loan Documents, or for any other purpose related to this Amendment. “Costs and expenses” as used in the preceding sentence shall include, without limitation, reasonable attorneys’ fees and reasonable legal expenses (including all court costs and such additional fees as may be directed by the court), whether or not there is a lawsuit, incurred by Bank in retaining counsel for advice, suit, appeal, any insolvency or bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction) or other proceedings, or for any other purpose specified in the preceding sentence.

10.         Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law. Any term or provision of this Amendment that is invalid or unenforceable in any situation shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation. In the event that any clause, term, or condition of this Amendment shall be held invalid or contrary to law: (a) this Amendment shall remain in full force and effect as to all other clauses, terms, and conditions; (b) the subject clause, term, or condition shall be revised to the minimum extent necessary to render the modified provision valid, legal and enforceable; and (c) the remaining provisions of this Amendment shall be amended to the minimum extent necessary so as to render the Amendment as a whole most nearly consistent with the parties’ intentions in light of the modification or removal of the invalid or illegal provision.

11.         Headings and Construction. The section and other headings contained in this Amendment are for convenience and shall not be deemed to limit, characterize or interpret any provision of this Amendment. Any word or defined term in this Amendment shall be read as singular, plural, masculine, feminine or neuter as may be appropriate under the circumstances then existing.

12.         Successors and Assigns. This Amendment shall be binding upon, and inure to the benefit of, the respective successors and permitted assigns of each of the parties hereto.

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13.         Incorporation of Recitals; Reliance. Each of the Borrowers hereby acknowledges that the foregoing recitals to this Amendment are true and correct, each are to be incorporated herein as an integral part hereof, and each shall be considered as substantive and not precatory language. Each of the Borrowers also hereby recognizes and acknowledges that: (a) in accepting this Amendment and agreeing to make the modifications contained herein, Bank is expressly relying on the truth and accuracy of each Borrower’s recitals, warranties and representations set forth in this Amendment without any obligation to investigate the truth and accuracy thereof; (b) such reliance exists on the part of the Bank prior hereto; (c) such recitals, warranties and representations are a material inducement to Bank in making the modifications identified above and accepting this Amendment; and (d) Bank would not be willing to make the modifications identified above and/or accept this Amendment in the absence of any of such recitals, warranties and representations.

14.         Counterparts. This Amendment may be executed in any number of counterparts. Each such executed counterpart shall be deemed an original hereof and all such executed counterparts shall together constitute one and the same instrument. Copies of signatures transmitted by mail, facsimile, or email or any other electronic method, shall be considered authentic and binding.

[Remainder Of Page Intentionally Left Blank, Signature Page To Follow]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment to Global Axcess Loan and Security Documents as of the date first set forth above.

BORROWERS:	GLOBAL AXCESS CORP, a Nevada corporation

	By:	/s/ Lock Ireland
Lock Ireland, Co-Chief Executive Officer

NATIONWIDE MONEY SERVICES INC.,
a Nevada corporation

	By:	/s/ Lock Ireland
Lock Ireland, President

NATIONWIDE NTERTAINMENT SERVICES, INC. , a Nevada corporation

	By:	/s/ Lock Ireland
Lock Ireland, President

EFT INTEGRATION, INC., a Nevada corporation

	By:	/s/ Lock Ireland
Lock Ireland, President

BANK:	FIFTH THIRD BANK, an Ohio Banking corporation

	By:	/s/ Janice Kriwanek
Janice Kriwanek, Senior Vice President

Schedule 2.2(b)

Schedule of Term Loan Interest and Principal Payments